EXHIBIT 99.1

Oct. 26, 2016
DTE Energy reports third quarter 2016 results

DETROIT - DTE Energy (NYSE:DTE) today reported third quarter 2016 earnings of $338 million, or $1.88 per diluted share, compared with $265 million, or $1.47 per diluted share in 2015. Higher reported earnings in the third quarter were primarily driven by continued warm weather throughout the summer months at our electric utility.

Operating earnings for the third quarter 2016 were $353 million, or $1.96 per diluted share, compared with 2015 operating earnings of $252 million, or $1.40 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

In reflecting on the third quarter, DTE Energy Chairman and CEO Gerry Anderson commented, “I am pleased with our third quarter financial results and am excited about the recent accomplishments by the company that are important to our state, as well as the communities and customers we serve.” Anderson noted the following recent company accomplishments:

•	DTE Energy maintained the strongest employee safety performance in company history through the third quarter.

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Through the third quarter, DTE spent nearly $935 million with Michigan-based companies as part of the Pure Michigan Business Connect initiative, well above the company’s year to date target. This puts DTE on track for a record $1.2 billion spend this year with Michigan companies. This investment helps drive local economies and create jobs without compromising cost or quality.

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DTE announced the purchase of midstream natural gas assets in support of the company’s strategy to continue to grow and earn strong returns for shareholders. The assets - a $1.3 billion acquisition - broaden DTE’s market reach by adding the ability to move gas not only to Midwest markets, but also south to serve the Gulf, Mid-Atlantic and export markets.

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In September DTE broke ground in Detroit on what will become one of the largest urban solar arrays in the country. Work on a 250 acre solar field in Lapeer and the Pinnebog wind farm also moved toward completion this year.

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Recently DTE announced plans to build new energy generation as part of the company’s commitment to ensure long-term reliability and produce cleaner energy for customers. The natural gas turbine plant will replace coal-fired plants and is expected to provide approximately 1,000 megawatts of energy, enough to power 850,000 homes.

DTE reiterates operating EPS guidance for 2016

DTE Energy recently raised its 2016 operating earnings per share guidance to $5.09 to $5.35 from $4.91 to $5.19.

“The increase was primarily driven by one of the warmest third quarters in almost 60 years,” said Peter Oleksiak, DTE Energy senior vice president and CFO. “We recently raised operating earnings guidance, and given the company’s strong third quarter performance, we feel confident that the company will not only achieve its earnings target in 2016, but will also make additional investments in its infrastructure.”

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com/investors.

DTE Energy plans to conduct a conference call with the investment community at 9 a.m. ET today, to discuss third quarter 2016 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are U.S. and Canada toll free: (800) 344-6698 or international toll: (785) 830-7979. The passcode is 1309977. The webcast will be archived on the DTE Energy website at www.dteenergy.com/investors. An audio replay of the call will be available from noon today to noon on November 9, 2016. To access the replay, dial US and Canada toll free (888) 203-1112 or international toll: (719) 457-0820 and enter passcode 1309977.

About DTE Energy
DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.2 million customers in Southeastern Michigan and a natural gas utility serving 1.2 million customers in Michigan. The DTE Energy portfolio includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. As one of Michigan's leading corporate citizens, DTE Energy is a force for growth and prosperity in the communities it serves in a variety of ways, including philanthropy, volunteerism and economic progress. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2016 operating earnings guidance. It is likely that certain items that impact the company's 2016 reported results will be excluded from operating results. Reconciliations to the comparable 2016 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors impact forward-looking statements including, but not limited to, the following: impact of regulation by the EPA, FERC, MPSC, NRC, and CFTC, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility of prices in the oil and gas markets on DTE Energy's gas storage and pipelines operations; impact of volatility in prices in the international steel markets on DTE Energy's power and industrial projects operations; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy's energy trading operations; changes in the financial condition of DTE Energy's significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the risk of a major safety incident at an electric distribution or generation facility and, for DTE Energy, a gas storage, transmission, or distribution facility; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric 2015 Form 10-K and 2016 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

For further information, members of the media may call:
Stephanie Beres, DTE Energy, 313.235.5555

Analysts, for further information call:
Barbara Tuckfield, DTE Energy, 313. 235.1018
Joyce Leslie, DTE Energy, 313.235.3209

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(In millions, except per share amounts)
Operating Revenues
Utility operations	$1,748	$1,528	$4,847	$4,726
Non-utility operations	1,180	1,070	2,909	3,124
	2,928	2,598	7,756	7,850

Operating Expenses
Fuel, purchased power, and gas — utility	503	458	1,482	1,585
Fuel, purchased power, and gas — non-utility	1,034	870	2,527	2,644
Operation and maintenance	562	542	1,620	1,600
Depreciation and amortization	230	196	702	625
Taxes other than income	92	91	282	282
Asset (gains) losses and impairments, net	—	1	(1)	9
	2,421	2,158	6,612	6,745
Operating Income	507	440	1,144	1,105

Other (Income) and Deductions
Interest expense	114	116	341	341
Interest income	(3)	(4)	(17)	(10)
Other income	(51)	(55)	(160)	(155)
Other expenses	12	17	27	36
	72	74	191	212
Income Before Income Taxes	435	366	953	893

Income Tax Expense	110	102	243	250

Net Income	325	264	710	643

Less: Net Loss Attributable to Noncontrolling Interests	(13)	(1)	(27)	(4)

Net Income Attributable to DTE Energy Company	$338	$265	$737	$647

Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$1.88	$1.47	$4.10	$3.61

Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$1.88	$1.47	$4.10	$3.61

Weighted Average Common Shares Outstanding
Basic	179	179	179	179
Diluted	180	180	180	179
Dividends Declared per Common Share	$0.77	$0.73	$2.23	$2.11

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended September 30,
	2016				2015
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$285	$—		$285	$214	$—		$214

DTE Gas	(4)	—		(4)	(11)	—		(11)

Non-utility operations
Gas Storage and Pipelines	28	—		28	27	—		27

Power and Industrial Projects	34	1	A	35	32	—		32

Energy Trading	(4)	14	B	10	12	(13)	B	(1)

Total Non-utility operations	58	15		73	71	(13)		58

Corporate and Other	(1)	—		(1)	(9)	—		(9)

Net Income Attributable to DTE Energy Company	$338	$15		$353	$265	$(13)		$252

Adjustments key
A) Closure of Shenango coke battery due to impacts from downturn in North American steel industry — recorded in Operating Expenses — Asset (gains) losses and impairments, net
B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility (net of tax of $9 million in 2016 and ($8) million in 2015)

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended September 30,
	2016				2015
	Reported Earnings	Adjustments (1)		Operating Earnings	Reported Earnings	Adjustments (1)		Operating Earnings

DTE Electric	$1.58	$—		$1.58	$1.19	$—		$1.19

DTE Gas	(0.03)	—		(0.03)	(0.06)	—		(0.06)

Non-utility operations
Gas Storage and Pipelines	0.16	—		0.16	0.15	—		0.15

Power and Industrial Projects	0.19	0.01	A	0.20	0.17	—		0.17

Energy Trading	(0.02)	0.07	B	0.05	0.07	(0.07)	B	—

Total Non-utility operations	0.33	0.08		0.41	0.39	(0.07)		0.32

Corporate and Other	—	—		—	(0.05)	—		(0.05)

Net Income Attributable to DTE Energy Company	$1.88	$0.08		$1.96	$1.47	$(0.07)		$1.40

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding, as noted on the Consolidated Statements of Operations (Unaudited)

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Nine Months Ended September 30,
	2016				2015
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$547	$—		$547	$449	$12	C	$461

DTE Gas	96	—		96	93	—		93

Non-utility operations
Gas Storage and Pipelines	93	—		93	79	—		79

Power and Industrial Projects	66	7	A	73	73	10	D	83

Energy Trading	(34)	60	B	26	—	24	B	14
						(10)	E
Total Non-utility operations	125	67		192	152	24		176

Corporate and Other	(31)	—		(31)	(47)	—		(47)

Net Income Attributable to DTE Energy Company	$737	$67		$804	$647	$36		$683

Adjustments key
A) Closure of Shenango coke battery due to impacts from downturn in North American steel industry — recorded in Operating Expenses — Asset (gains) losses and impairments, net (net of tax of $4 million)

B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility (net of tax of $38 million in 2016 and $16 million in 2015)

C) MPSC disallowance of Fermi 2 related purchased power costs resulting from reduced output in 2012 and 2013 due to a pump failure — recorded in Operating Revenues — Utility operations (net of tax of $8 million)

D) Contract termination resulting in the closure of a renewable power generating facility — recorded in Operating Expenses — Asset (gains) losses and impairments, net (net of tax of $6 million)
E) Refund of natural gas pipeline demand charges as a result of a Federal Energy Regulatory Commission rate order — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility, net of tax of ($7) million

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Nine Months Ended September 30,
	2016				2015
	Reported Earnings	Adjustments (1)		Operating Earnings	Reported Earnings	Adjustments (1)		Operating Earnings

DTE Electric	$3.04	$—		$3.04	$2.51	$0.07	C	$2.58

DTE Gas	0.53	—		0.53	0.52	—		0.52

Non-utility operations
Gas Storage and Pipelines	0.52	—		0.52	0.44	—		0.44

Power and Industrial Projects	0.37	0.04	A	0.41	0.40	0.05	D	0.45

Energy Trading	(0.19)	0.33	B	0.14	—	0.14	B	0.08
		—				(0.06)	E
Total Non-utility operations	0.70	0.37		1.07	0.84	0.13		0.97

Corporate and Other	(0.17)	—		(0.17)	(0.26)	—		(0.26)

Net Income Attributable to DTE Energy Company	$4.10	$0.37		$4.47	$3.61	$0.20		$3.81

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding, as noted on the Consolidated Statements of Operations (Unaudited)

Adjustments key — see previous page